ASSIGNMENT

THIS ASSIGNMENT ("Assignment"), dated effective as of the latest date on the signature page (the "Effective Date"), is made by and between Camber Energy, Inc., a Nevada corporation ("Assignor"), and Vantage Fund, LLC, a Texas limited liability company ("Assignee" and, together with Assignor, the "Parties").

RECITALS

WHEREAS, Assignor owns one hundred percent (100 %) owns of Camber Permian II, LLC, a Texas limited liability company;

WHEREAS, the Parties entered into the Agreement dated June 7, 2017, wherein Assignee has agreed to provide funding to Assignor upon various conditions (the "Agreement");

WHEREAS, Assignee would like to fund certain sums to Assignor in exchange for its rights in and to Camber Permian II;

AND WHEREAS, Assignor would like to assign its interest in Camber Permian II to Assignee.

NOW, THEREFORE, in consideration of the foregoing recitals, the transactions contemplated by the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Assignment. Subject only to the terms and conditions set forth in this Assignment, Assignor hereby grants, assigns, conveys, transfers, delivers and sets over to Assignee, its successors and assigns, all of Assignor's right, title and interest in Camber Permian II. In furtherance of the foregoing assignment, Assignee shall have the right to exercise and/or receive all rights, amounts and interests as the Assignor, in all respects; and Assignee hereby accepts all of Assignor's right, title, and interest in Camber Permian II, and agrees to assume all obligations, covenants and liabilities, if any, arising thereunder.

2. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns.

3. Further Assurances. The Parties agree to execute and deliver to one another, from time to time, all such other and additional documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Assignee the rights and interests conveyed to Assignee hereby and to otherwise carry out the transactions contemplated by this Agreement.

4. Counterparts. This Assignment may be executed in any number of counterparts, including facsimile or electronically scanned counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute one agreement.

5. Governing Law. THIS ASSIGNMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO RULES OF CONFLICTS OF LAW THAT WOULD DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized representatives shown below:

ASSIGNOR:

CAMBER ENERGY, INC.

By: [signature]
Name: Richard N. Azar, II
Title: Interim CEO
Date: 6/13/17

ASSIGNEE:

VANTAGE FUND, LLC

By: [signature]
Name: Stephen Bango
Title: Chairman Excellence Worldwide Inc. - Manager
Date: 8/2/2017

[SIGNATURE PAGE TO ASSIGNMENT]